UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2013 (June 19, 2013)

OPTIMUMBANK HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Florida	000-50755	55-0865043
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2477 East Commercial Boulevard, Fort Lauderdale, FL 33308

(Address of Principal Executive Offices) (Zip Code)

(954) 776-2332

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Item 8.01 Other Events.

OptimumBank Holdings, Inc. (the “Company”) announced on June 19, 2013, that it had received a letter from The NASDAQ Stock Market (“NASDAQ”) advising the Company that it had regained compliance with NASDAQ’s minimum bid price listing requirements.

As previously disclosed, on June 20, 2012, NASDAQ staff notified the Company that its common stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by the Listing Rule 5550(a)(2) of The NASDAQ Stock Market.

To address this issue, on May 31, 2013, the Company completed a reverse stock split of its common stock. In the reverse split, every four shares of common stock issued and outstanding at the close of business on May 31, 2013 were converted into one share of common stock.

On June 17, 2013, the Company received notification from NASDAQ that for 10 consecutive business days, from June 3, 2013 through June 14, 2013, the closing bid price of the Company’s common stock has been at $1.00 per share or greater and the Company has regained compliance with Listing Rule 5550(a)(2).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated June 19, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 21, 2013	By:	/s/ Thomas Procelli
Thomas Procelli
Chief Operating Officer